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                                                                    EXHIBIT 99.2

                [Letterhead of Pacific Life & Annuity Company]

June 14, 1999

Pacific Life & Annuity Company
700 Newport Center Drive
Newport Beach, CA  92660

Dear Sirs:

In my capacity as Senior Vice President and General Counsel of Pacific Life & Annuity Company ("PL&A") I, or attorneys employed by PL&A under my general supervision, have supervised the establishment of Pacific Select Exec Separate Account of Pacific Life & Annuity Company on September 24, 1998, which has been authorized by resolutions of the Board of Directors of PL&A adopted July 1, 1998, concerning Pacific Select Exec Separate Account as the separate account for assets applicable to Pacific Select Exec II-NY Flexible Premium Variable Universal Life Insurance Policies ("Policies"), pursuant to the provisions of A.R.S. Sections 20-2606, 250-651, 20-515, and 20-536.01 of the Insurance Code of
the State of Arizona. Moreover, I have been associated with the preparation of the Registration Statement on Form S-6 ("Registration Statement") filed by PL&A and Pacific Select Exec Separate Account (File No. pending) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of interests in the Pacific Select Exec Separate Account funding the Policies.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

       1. PL&A has been duly organized under the laws of the State of Arizona and is a validly existing corporation.

       2. Pacific Select Exec Separate Account is duly created and validly existing as a separate account, pursuant to the aforesaid provisions of Arizona law.

       3. The portion of the assets to be held in Pacific Select Exec Separate Account equal to the reserves and other liabilities under the Policies and any other policies issued by PL&A that are supported by Pacific Select Exec Separate Account is not chargeable with liabilities arising out of any other business PL&A may conduct.

       4. The Policies have been duly authorized by PL&A and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of PL&A, except as limited by bankruptcy and insolvency laws affecting the right of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/DAVID R. CARMICHAEL

David R. Carmichael
Senior Vice President and
General Counsel

DRC/kjh